Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

VARIAN, INC.

A Delaware Corporation

As adopted on February 18, 1999, to be effective on April 2, 1999,

and as amended and restated on February 5, 2009

ARTICLE I

OFFICES

Section 1. Registered Office. The name of the registered agent of Varian, Inc. (the “Corporation”) is The Corporation Trust Company and the registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. General Office and Other Offices. The Corporation shall have its General Offices in the City of Palo Alto, State of California (the “General Offices”), and may also have offices at such other places in or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 3. Annual Meeting. An annual meeting of stockholders shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders.

Section 4. Business to be Conducted at Annual Meeting.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto); (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of the notice provided for in this By-Law and on the record date for determining stockholders entitled to vote at such meeting and (B) has timely complied in proper written form with the notice procedures set forth in this By-Law; provided, however, that to nominate a person or persons for election to the Board of Directors a stockholder must instead comply with Section 8(a) of these By-Laws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these By-Laws and applicable law. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to bring business (other than: (x) matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting; and (y) nominations of persons for election to the Board of Directors at an annual meeting of stockholders at which the election of directors is properly presented pursuant to this Section 4(a), which nominations shall be governed by the procedures set forth in Section 8(a) of these By-Laws) at an annual meeting of stockholders.

(b) To comply with clause (iii) of the second sentence of Section 4(a) above, a stockholder’s notice must be timely received by the Secretary of the Corporation in accordance with clause (i) of this Section 4(b) and must set forth all information required under clause (ii) of this Section 4(b).

(i) To be timely, a stockholder’s notice must be received by the Secretary at the General Offices not later than the close of business on the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 4(b). For purposes of these By-Laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting:

(A) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below);

(C) the class and number of shares of the Corporation’s stock that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person;

(D) (1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (3) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (4) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or other entity in which such stockholder or any Stockholder Associated Person has any control over such entity, and (6) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household;

(E) a description of all agreements, arrangements and understandings between such stockholder or a Stockholder Associated Person and any other person(s) (including the name(s) of such person(s)) with respect to either the proposal of such business or any securities of the Corporation;

(F) any material interest of the stockholder or a Stockholder Associated Person in such business;

(G) any other information relating to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act; and

(H) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law, the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and these By-Laws to carry the proposal (such information provided and statements made as required by clauses (A) through (H), a “Business Solicitation Statement”).

In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for the annual meeting to disclose the information contained in clauses (C) and (D) above as of the record date. For purposes of these By-Laws, a “Stockholder Associated Person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (3) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (1) and (2).

(c) Without exception, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-Law and, in the case of nominations of directors, Section 8 below. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this By-Law; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(d) In addition to the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (ii) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 5. Special Meetings. Special meetings of stockholders for any proper purpose or purposes, unless otherwise provided by the General Corporation Law of the State of Delaware or in any Certificate of Designation designating any series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation that shall be in effect under the General Corporation Law of the State of Delaware (a “Preferred Stock Designation”), may be called by the Chairman of the Board, the Chief Executive Officer or the President, or in the absence of each of them, by the Secretary at the written request of a majority of the directors, but may not be called by any other person(s). Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. If one of the purposes of the special meeting (as set forth in the notice of the meeting) is the election of one or more directors, nominations of persons for election to the Board of Directors at the special meeting shall be governed by the procedures set forth in Section 8(b) of these By-Laws. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice by Public Announcement given on or prior to the date previously scheduled for such special meeting of stockholders.

Section 6. Place of Meetings. All meetings of stockholders shall be held at such place as may be determined by resolution of the Board of Directors.

Section 7. Notice of Meetings. Except as otherwise required by applicable law, notice of each meeting of the stockholders, whether annual or special, shall, at least 10 days but not more than 60 days before the date of the meeting, be given to each stockholder of record entitled to vote at the meeting by mailing such notice in the U.S. mail, postage prepaid, addressed to such stockholder at such stockholder’s address as the same appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes thereof.

Section 8. Nominations of Directors.

(a) Annual Meetings. Notwithstanding anything in these By-Laws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 8(a) shall be eligible for election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors shall be made at an annual meeting of stockholders only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation (A) who was a stockholder of record at the time of giving of the notice provided for in this Section 8(a) and on the record date for determining stockholders entitled to vote at such meeting and (B) who shall have timely complied in proper written form with the notice procedures set forth in this Section 8(a).

(i) To comply with clause (2) of the second sentence of Section 8(a) above, notice of a nomination of a person or persons for election to the Board of Directors to be made by a stockholder must be timely received by the Secretary of the Corporation in accordance with clause (A) of this Section 8(a)(i) and must set forth all information required under clause (B) of this Section 8(a)(i).

(A) To be timely, a stockholder’s notice must be received by the Secretary at the General Offices at the time and in accordance with Section 4(b)(i) above; provided, further, that in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no Public Announcement naming all the nominees for election to the Board of Directors made by the Board of Directors or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the General Offices not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 8(a)(i)(A).

(B) To be in proper written form, such stockholder’s notice must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of stock of the Corporation that are held of record or are beneficially owned by the nominee, (d) the information required to be provided pursuant to Section 4(b)(ii)(D) above (provided that references to “stockholder” and/or “Stockholder Associated Person” in such provisions shall instead refer to the nominee), (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (f) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (g) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such stockholder giving notice, (a) the information required to be provided pursuant to Section 4(b)(ii) (A) – (G) above, and the supplement referenced in the second sentence of Section 4(b)(ii) above (except that the references to “business” in such provisions shall instead refer to nominations of directors for purposes of this paragraph), and (b) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (a) and (b) above, a “Nominee Solicitation Statement”).

(C) At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 8(a).

(ii) Without exception, no person shall be eligible for election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 8(a). In addition, a nominee of a stockholder shall not be eligible for election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws; and if the chairman should so determine, the chairman shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(b) Special Meetings.

(i) For a special meeting of stockholders at which directors are to be elected pursuant to Section 5, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 8(b) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 8(a)(i)(B) and, if requested by the Board of Directors, Section 8(a)(i)(C) above. To be timely, such notice must be received by the Secretary at the General Offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting or (B) the 10th day following the day on which Public Announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 8(b)(i). Stockholders may nominate a person or persons (as the case may be) for election to the Board of Directors at a special meeting only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such special meeting.

(ii) Without exception, no person shall be eligible for election as a director of the Corporation at a special meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 8(b). In addition, a nominee of a stockholder shall not be eligible for election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws; and if the chairman should so determine, the chairman shall so declare at the special meeting, and the defective nomination shall be disregarded.

(c) In addition to the foregoing provisions of this By-Law, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

Section 9. List of Stockholders.

(a) The Secretary of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

(b) The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled (i) to vote in person or by proxy at any meeting of stockholders, or (ii) to exercise the rights in accordance with applicable law to examine the stock ledger, the list required by this By-Law or the books and records of the Corporation.

Section 10. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at all meetings of the stockholders, except as otherwise provided by applicable law, by the Certificate of Incorporation or by these By-Laws. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to render the remaining stockholders less than a quorum. Whether or not a quorum is present, either the Chairman of the meeting or a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 11. Voting and Required Vote. Subject to the provisions of the Certificate of Incorporation, each stockholder shall, at every meeting of stockholders, be entitled to one vote for each share of capital stock held by such stockholder. Subject to the provisions of the Certificate of Incorporation and applicable law, directors shall be chosen by the vote of a plurality of the shares present in person or represented by proxy at the meeting; and all other questions shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting. Elections of directors shall be by written ballot.

Section 12. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided the instrument authorizing such proxy to act shall have been executed in writing in the manner prescribed by applicable law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 13. Inspectors of Election; Polls. Before each meeting of stockholders, the Chairman of the Board or another officer of the Corporation designated by resolution of the Board of Directors shall appoint one or more inspectors of election for the meeting and may appoint one or more inspectors to replace any inspector unable to act. If any of the inspectors appointed shall fail to attend, or refuse or be unable to serve, substitutes shall be appointed by the chairman of the meeting. Each inspector shall have such duties as are provided by applicable law, and shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 14. Organization. The Chairman of the Board of Directors, or in the Chairman’s absence, (a) the Chief Executive Officer, (b) the Vice Chairman of the Board of Directors, (c) the President, or (d) in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the stockholders, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting. The order of business and the procedure at any meeting of stockholders shall be determined by the chairman of the meeting.

Section 15. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 16. General Powers, Number, Term of Office. The business of the Corporation shall be managed under the direction of its Board of Directors. Subject to the rights of the holders of any series of preferred stock, $0.01 par value per share, of the Corporation (“Preferred Stock”) to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of a majority of the then authorized number of directors of the Corporation (the number of then authorized directors of the Corporation is referred to herein as the “Whole Board”), but in no event shall the number of directors be fewer than three. The directors, other than those who may be elected solely by the holders of any series of Preferred Stock (unless the relevant Preferred Stock Designation shall so provide), shall be divided into three classes, as nearly equal in number as possible, designated “Class I,” “Class II” and “Class III.” Directors of each class shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which such class was elected, except that the term of office of the initial Class I director shall expire on the date of the annual meeting in 2000, the term of office of the initial Class II directors shall expire on the date of the annual meeting in 2001 and the term of office of the initial Class III directors shall expire on the date of the annual meeting in 2002. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall die, resign, retire or be disqualified or removed. At all elections of directors, the directors chosen to succeed those directors whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not be as nearly equal as possible, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall be as nearly equal as possible.

Section 17. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Chairman of the Board. The Chairman of the Board of Directors shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, except as may be otherwise required under applicable law. The Chairman shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the Corporation. The Chairman, alone or with the Chief Executive Officer, the President and/or the Secretary shall sign and send out reports and other messages which are to be sent to stockholders from time to time. The Chairman shall also perform such other duties as may be assigned to the Chairman by these By-Laws or the Board of Directors. The Board of Directors may also choose a Vice Chairman of the Board of Directors from among the directors, which Vice Chairman if chosen shall perform such duties as may be assigned by these By-Laws, the Board of Directors or the Chairman of the Board.

Section 19. Regular Meetings. Following the annual meeting of stockholders, the first meeting of each newly elected Board of Directors may be held, without notice, on the same day and at the same place as such stockholders’ meeting. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each director, as provided in Section 21 below, who was not present at the meeting at which such action was taken.

Section 20. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the Vice Chairman of the Board, the Chief Executive Officer or the President, or in the absence of each of them, by the Secretary at the written request of a majority of the directors.

Section 21. Notices. Notice of any special meeting of the Board of Directors shall be addressed to each director at such director’s residence or business address and shall be sent to such director by mail, electronic mail, telecopier, telegram or telex or telephoned or delivered to such director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is sent by electronic mail, telecopier, telegram or telex, it shall be sent not later than 24 hours before the time at which the meeting is to be held. If such notice is delivered personally, it shall be received not later than 24 hours before the time at which the meeting is to be held. If such notice is telephoned, it shall be to such telephone number or numbers of which the director from time to time shall advise the Secretary for receiving such notice. If given by telephone call, notice shall be deemed given to a director when a message stating the time, place and purpose of the meeting is left with a person answering the telephone at any such number with a request that the director be so informed, or if no such telephone number is answered, then when at least two attempts have been made to reach each telephone number designated by the director for receiving telephonic notice, with an interval of not less than one hour. A certification shall be prepared and filed with the minutes stating the date, time and results of telephonic notice given to any director not present at a meeting with respect to which his waiver of notice of meeting is not filed with the minutes. In all cases, such notice shall state the time, place and purpose or purposes of the meeting.

Section 22. Conference Telephone Meetings. Members of the Board of Directors or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 23. Quorum. One-half of the total number of directors constituting the Whole Board, but not less than two, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such required number of directors for a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 24. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, (a) the Chief Executive Officer, if a member of the Board of Directors, (b) the Vice Chairman of the Board, (c) the President, if a member of the Board of Directors, or (d) in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 25. Resignations. Any Director may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 26. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For purposes of these By-Laws, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 27. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 28. Location of Books. Except as otherwise provided by resolution of the Board of Directors and subject to applicable law, the books of the Corporation may be kept at the General Offices and at such other places as may be necessary or convenient for the business of the Corporation.

Section 29. Dividends. Subject to the provisions of the Certificate of Incorporation and applicable law, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 30. Compensation of Directors. Directors shall receive such compensation and benefits as may be determined by resolution of the Board of Directors for their services as members of the Board of Directors and committees. Directors shall also be reimbursed for their expenses of attending Board of Directors and committee meetings. Nothing contained herein shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 31. Additional Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 32. Designation, Power, Alternate Members. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate an Executive Committee and one or more additional committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in said resolution or resolutions and subject to any limitations provided by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof is absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

Section 33. Quorum, Manner of Acting. At any meeting of a committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these By-Laws or by resolution of the Board of Directors, make rules for the conduct of its business.

Section 34. Minutes. The committees shall keep minutes of their proceedings and report the same to the Board of Directors when required; but failure to keep such minutes shall not affect the validity of any acts of the committee or committees.

ARTICLE V

ADVISORY DIRECTORS

Section 35. Advisory Directors. The Board of Directors may, by resolution adopted by a majority of the Whole Board, appoint such Advisory Directors as the Board of Directors may from time to time determine. The Advisory Directors shall have such advisory responsibilities as the Chairman of the Board may designate and the term of office of such Advisory Directors shall be as fixed by the Board of Directors.

ARTICLE VI

OFFICERS

Section 36. Designation. The officers of the Corporation shall be the Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer and a Controller. The Board of Directors may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 37. Election and Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation and at any time thereafter the Board of Directors may elect additional officers of the Corporation, and each such officer shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation or removal. Alternatively, at the last regular meeting of the Board of Directors prior to an annual meeting of stockholders, the Board of Directors may elect the officers of the Corporation, contingent upon the election of the persons nominated to be directors by the Board of Directors; and each such officer so elected shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation or removal.

Section 38. Removal. Any officer shall be subject to removal or suspension at any time, for or without cause, by the affirmative vote of a majority of the Whole Board.

Section 39. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 40. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 41. Chief Executive Officer. The Chief Executive Officer shall have the general and active management and supervision of the business of the Corporation. The Chief Executive Officer, if a member of the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties as may be assigned to the Chief Executive Officer by these By-Laws or the Board of Directors. The Chief Executive Officer shall designate who shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence.

Section 42. President. The President shall perform such duties as may be assigned to the President by these By-Laws, the Board of Directors or, if applicable, the Chief Executive Officer.

Section 43. Vice Presidents. Each Executive Vice President, Senior Vice President, Group Vice President and each other Vice President shall perform the duties and functions and exercise the powers assigned to such officer by these By-Laws, the Board of Directors, the Chief Executive Officer or the President.

Section 44. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be assigned to the Secretary by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 45. Assistant Secretaries. The Assistant Secretaries shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as may be assigned to such Assistant Secretary by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 46. Chief Financial Officer. The Chief Financial Officer shall have overall responsibility for causing (a) the funds and securities of the Corporation to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; (b) the disbursement of funds of the Corporation when properly authorized by vouchers prepared and approved by the Controller; (c) the investment of funds of the Corporation when authorized by the Board of Directors or a committee thereof; and (d) to be kept full and accurate account of receipts and disbursements in books of the Corporation. The Chief Financial Officer shall render to the Board of Directors, the Chief Executive Officer, or the President, whenever requested, an account of all transactions as Chief Financial Officer and shall also perform all duties incident to the office of Chief Financial Officer and such other duties as may be assigned to the Chief Financial Officer by these By-Laws, the Board of Directors, the Chief Executive Officer or the President.

Section 47. Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall deposit them in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; disburse funds of the Corporation when properly authorized by vouchers prepared and approved by the Controller; and invest funds of the Corporation when authorized by the Board of Directors or a committee thereof. The Treasurer shall render to the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, an account of all transactions as Treasurer and shall also perform all duties incident to the office of Treasurer and such other duties as may be assigned to the Treasurer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 48. Assistant Treasurers. The Assistant Treasurers shall, during the absence of the Treasurer, perform the duties and functions and exercise the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be assigned to the Assistant Treasurer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Section 49. Controller. The Controller shall serve as the principal accounting officer of the Corporation and shall keep full and accurate account of receipts and disbursements in books of the Corporation and render to the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, an account of all transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to the Controller by these By-Laws, the Board of Directors, the Chief Executive Officer or the President.

Section 50. Assistant Controllers. The Assistant Controllers shall, during the absence of the Controller, perform the duties and functions and exercise the powers of the Controller. Each Assistant Controller shall perform such other duties as may be assigned to such officer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President or the Controller.

ARTICLE VII

CONTRACTS, INSTRUMENTS AND PROXIES

Section 51. Contracts and Other Instruments. Except as otherwise required by applicable law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be signed by such person or persons as from time to time may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such signers; and the Board of Directors or such officer or officers may determine that the signature of any such authorized signer may be facsimile. Such authority may be general or confined to specific instances as the Board of Directors or such officer or officers may determine.

Section 52. Proxies. Except as otherwise provided by resolution of the Board of Directors, any officer of the Corporation shall each have full power and authority, in behalf of the Corporation, to exercise any and all rights of the Corporation with respect to any meeting of stockholders of any corporation in which the Corporation holds stock, including the execution and delivery of proxies therefor, and to consent in writing to action by such corporation without a meeting.

ARTICLE VIII

CAPITAL STOCK

Section 53. Stock Certificates; Book-Entry Accounts. The interest of each stockholder of the Corporation shall be evidenced by (a) certificates signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer, and by the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation, or (b) registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Any of or all the signatures on a stock certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 54. Record Ownership. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as otherwise provided by applicable law.

Section 55. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 56. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, or by appropriate book-entry procedures.

Section 57. Lost, Stolen or Destroyed Certificates. The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 58. Terms of Preferred Stock. The provisions of these By-Laws, including those pertaining to voting rights, election of directors and calling of special meetings of stockholders, are subject to the terms, preferences, rights and privileges of any then outstanding class or series of Preferred Stock as set forth in the Certificate of Incorporation, any Preferred Stock Designation and in any resolutions of the Board of Directors providing for the issuance of such class or series of Preferred Stock; provided, however, that the provisions of any such Preferred Stock shall not affect or limit the authority of the Board of Directors to fix, from time to time, the number of directors which shall constitute the Whole Board as provided in Section 16 above, subject to the right of the holders of any class or series of Preferred Stock to elect additional directors as and to the extent specifically provided by the provisions of such Preferred Stock.

ARTICLE IX

INDEMNIFICATION

Section 59. Right of Indemnification Generally.

(a) Directors, Officers, Employees and Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and any other applicable laws as presently or hereafter in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 60 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

(b) Contract Right. The right to indemnification conferred in this Article IX shall be a contract right.

Section 60. Written Request; Determination of Entitlement. To obtain indemnification under this Article IX, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be made, at the option of the person seeking indemnification, by the directors as set forth in the General Corporation Law of the State of Delaware or by independent legal counsel selected by such person with the consent of the Corporation (which consent shall not unreasonably be withheld).

Section 61. Recovery of Unpaid Claim. If a claim under Section 59 above is not paid in full by the Corporation within 60 days after a written claim pursuant to Section 60 above has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than actions brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 62. Exclusivity; Subsequent Modification. The right to indemnification conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or directors or otherwise. No repeal or modification of this Article IX shall in any way diminish or adversely affect the rights hereunder of any director, officer, employee or agent in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 63. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware or otherwise. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director, officer, employee or agent shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 64. Other Indemnification Rights. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant additional rights to indemnification, including rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

Section 65. Illegality; Unenforceability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any Section or subsection of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any Section or subsection of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall be construed so as give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 66. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the Corporation under this Article IX shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation.

ARTICLE X

MISCELLANEOUS

Section 67. Corporate Seal. The seal of the Corporation shall be circular in form, containing the words “Varian, Inc.” and the word “Delaware” on the circumference surrounding the word “Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 68. Fiscal Year. The fiscal year of the Corporation is the 51- to 53-week period that ends on the Friday nearest September 30.

Section 69. Auditors. The Board of Directors shall select certified public accountants to audit the books of account and other appropriate corporate records of the Corporation annually and at such other times as the Board of Directors shall determine by resolution.

Section 70. Waiver of Notice. Whenever notice is required to be given pursuant to applicable law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or Director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these By-Laws.

ARTICLE XI

AMENDMENT TO BY-LAWS

Section 71. Amendments. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than 24 hours prior to the meeting; provided, however, that in the case of amendment, repeal or adoption by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by applicable law, the Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 66.3% of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these By-Laws.

21